Exhibit 99.1

FRUTAROM INDUSTRIES LTD.

INTERIM FINANCIAL INFORMATION

(Unaudited)

30 September, 2018

FRUTAROM INDUSTRIES LTD.

INTERIM FINANCIAL INFORMATION

(Unaudited)

30 September, 2018

TABLE OF CONTENTS

Page
REVIEW REPORT OF INTERIM FINANCIAL INFORMATION	2
CONDENSED CONSOLIDATED INTERIM FINANCIAL
INFORMATION – IN U.S. DOLLARS:

Condensed Consolidated Statement of Financial Position	3-4

Condensed Consolidated Income Statement	5

Condensed Consolidated Statements of Comprehensive Income	6

Condensed Consolidated Statements of Changes in Shareholders’ Equity	7-11

Condensed Consolidated Statements of Cash Flows	12-13

Explanatory notes to Condensed Consolidated Financial Information	14-25

Review Report of Interim Financial Information to the

Shareholders of Frutarom Industries LTD.

Introduction

We have reviewed the accompanying financial information of Frutarom Industries Ltd. and its subsidiaries (hereafter - the group), which includes the condensed consolidated statement of financial position as of September 30, 2018 and the related condensed consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the nine and three-month periods then ended. The Board of Directors and management are responsible for preparation and presentation of the financial information for this reporting period in accordance with International Accounting Standard 34 – “Interim Financial Reporting”. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with International Standard on Review Engagements 2410, “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying interim condensed consolidated financial statements do not present fairly, in all material respects, the financial position of the Company as of September 30, 2018, and the result of its operations, changes in shareholders’ equity and cash flows for the nine and three-month periods then ended in accordance with International Accounting Standard 34, “Interim Financial Reporting”.

Haifa, Israel	Kesselman & Kesselman
November 29, 2018	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel Telephone: +972 -4- 8605000, Fax:+972 -4- 8605001, www.pwc.com/il

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

30 September 2018

	30 September		31 December
	2018	2017	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
A s s e t s

CURRENT ASSETS:
Cash and cash equivalents	140,760	144,432	118,214
Accounts receivable:
Trade	281,138	252,075	248,043
Other	26,874	29,008	23,647
Prepaid expenses and advances to suppliers	27,605	22,235	21,265
Inventory	329,788	292,751	308,891

	806,165	740,501	720,060

NON-CURRENT ASSETS:
Property, plant and equipment	370,483	301,997	312,876
Intangible assets	1,017,190	778,156	829,226
Investment in associates and available for sale assets	25,791	76,434	77,541
Deferred income tax assets	5,635	4,245	3,886
Other	14,702	3,227	3,599

	1,433,801	1,164,059	1,227,128

Total assets	2,239,966	1,904,560	1,947,188

Richard O’Leary Chairman of the Board )

Amos Anatot President)

Alon Granot ) Executive Vice President and CFO )

Date of approval of the interim financial information by the board of directors November 29, 2018.

	30 September		31 December
	2018	2017	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
Liabilities and shareholders’ equity

CURRENT LIABILITIES:
Short-term bank credit and loans and current maturities of long-term loans	596,389	388,597	372,135
Accounts payable:
Trade	95,353	89,856	98,813
Other	201,453	119,106	140,560
Leases	7,142	-	-

	900,337	597,559	611,508

NON-CURRENT LIABILITIES:
Long-term loans, net of current maturities	176,954	295,702	262,151
Retirement benefit obligations, net	34,259	38,540	34,006
Deferred income tax liabilities	61,222	59,304	58,306
Leases	23,698	-	-
Liability for shareholders of a subsidiaries and other	139,374	81,918	102,304

	435,507	475,464	456,767

Total liabilities	1,335,844	1,073,023	1,068,275

EQUITY:
Equity attributable to owners of the parent:
Ordinary shares	17,102	17,070	17,086
Other capital surplus	117,135	124,005	120,288
Translation differences	(98,303)	(54,609)	(45,187)
Retained earnings	868,759	740,870	783,029
Less - cost of company shares held by the company	(4,313)	(3,118)	(3,409)

	900,380	824,218	871,807

Non-controlling interests	3,742	7,319	7,106

Total equity	904,122	831,537	878,913

Total equity and liabilities	2,239,966	1,904,560	1,947,188

The accompanying notes are an integral part of these financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE AND THREE-MONTH PERIOD ENDED 30 SEPTEMBER 2018

	9 months ended		3 months ended		Year ended
	30 September		30 September		31 December
	2018	2017	2018	2017	2017
	(Unaudited)				(Audited)
	U.S. dollars in thousands
	(except for income per share data)
SALES	1,148,014	1,004,905	361,904	358,785	1,362,396
COST OF SALES	683,136	618,596	216,208	220,353	837,271

GROSS PROFIT	464,878	386,309	145,696	138,432	525,125
Selling, marketing, research and development expenses – net	200,940	159,592	66,243	57,800	220,014
General and administrative expenses	75,263	67,824	24,084	22,223	92,155
Other expenses – net	41,085	1,477	41,400	1,092	3,392
Group’s share of earnings of companies accounted for at equity	1,981	886	655	442	1,402

INCOME FROM OPERATIONS	149,571	158,302	14,624	57,759	210,966
FINANCIAL EXPENSES—net	22,632	15,819	9,874	5,615	24,606

INCOME BEFORE TAXS ON INCOME	126,939	142,483	4,750	52,144	186,360
INCOME TAX	32,163	30,724	8,563	11,311	34,797

NET INCOME FOR THE PERIOD	94,776	111,759	(3,813)	40,833	151,563

PROFIT ATTRIBUTED TO:
Owners of the parent company	93,952	110,236	(3,881)	40,393	149,679
Non-controlling interest	824	1,523	68	440	1,884

TOTAL INCOME (LOSS)	94,776	111,759	(3,813)	40,833	151,563

EARNINGS PER SHARE:
Basic	1.58	1.86	(0.06)	0.68	2.52

Fully diluted	1.57	1.85	(0.06)	0.68	2.51

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE AND THREE-MONTH PERIOD ENDED 30 SEPTEMBER 2018

	9 months ended 30 September		3 months ended 30 September		Year ended 31 December
	2018	2017	2018	2017	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
INCOME FOR THE PERIOD	94,776	111,759	(3,813)	40,833	151,563
Other Comprehensive Income:
Items that will not be reclassified subsequently to profit or loss -
Remeasurement of net defined benefit liability	-	-	-	-	2,716
ITEM THAT COULD BE RECLASSIFIED SUBSEQUENTLY TO PROFIT OR LOSS:
Gain from available-for-sale financial assets	-	5,932	-	5,450	-
Transfer of available-for-sale financial assets to profit and loss	-	-	-	-	(41)
Translation differences	(53,958)	54,903	(13,764)	16,504	64,428

TOTAL COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD	40,818	172,594	(17,577)	62,787	218,666

ATTRIBUTABLE TO:
Owners of the parent	40,836	170,602	(16,885)	62,252	216,210
Non-controlling interest	(18)	1,992	(692)	535	2,456

TOTAL INCOME (LOSS)	40,818	172,594	(17,577)	62,787	218,666

The accompanying notes are an integral part of these condensed financial statements.

(Continued) - 1

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER, 2018

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation Differences	Retained earnings	Cost of company shares held by the company	Total attributed to Owners parent company	Non- controlling interests	Total
	U . S . d o l l a r s i n t h o u s a n d s
BALANCE AT 1 JANUARY 2018 (audited)	17,086	120,288	(45,187)	783,029	(3,409)	871,807	7,106	878,913

CHANGES DURING THE 9 MONTH PERIOD ENDED 30 SEPTEMBER 2018 (unaudited):
Comprehensive income:
Income for the period	-	-	-	93,952	-	93,952	824	94,776
Other comprehensive income for the period	-	-	(53,116)	-	-	(53,116)	(842)	(53,958)

Total comprehensive income for the period	-	-	(53,116)	93,952	-	40,836	(18)	40,818
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	-	-	-	-	(1,318)	(1,318)	-	(1,318)
Receipts in respect of allotment of company shares to employees	-	(276)	-	-	414	138	-	138
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	-	1,278	-	-	-	1,278	-	1,278
Changes of ownership rights in subsidiary	-	(5,585)	-	-	-	(5,585)	(3,234)	(8,819)
Dividend paid to Non-controlling interests	-	-	-	-	-	-	(112)	(112)
Proceeds from issuance of shares to senior employees	16	1,430	-	-	-	1,446	-	1,446
Dividend	-	-	-	(8,222)	-	(8,222)	-	(8,222)

	16	(3,153)	-	(8,222)	(904)	(12,263)	(3,346)	(15,609)

BALANCE AT 30 SEPTEMBER 2018 (unaudited)	17,102	117,135	(98,303)	868,759	(4,313)	900,380	3,742	904,122

The accompanying notes are an integral part of these condensed financial statements.

(Continued) - 2

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2018

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation differences	Retained earnings	Cost of company shares held by the company	Total attributed to owners parent company	Non- controlling interests	Total
	U . S . d o l l a r s i n t h o u s a n d s
BALANCE AT 1 JULY 2018 (unaudited)	17,094	116,132	(85,299)	872,640	(3,693)	916,874	4,546	921,420

CHANGES DURING THE 3 MONTH PERIOD ENDED 30 SEPTEMBER 2018 (unaudited):
Comprehensive income:
Income for the period	-	-	-	(3,881)	-	(3,881)	68	(3,813)
Other comprehensive income for the period	-	-	(13,004)	-	-	(13,004)	(760)	(13,764)

Total comprehensive income for the period	-	-	(13,004)	(3,881)	-	(16,885)	(692)	(17,577)
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	-	-	-	-	(656)	(656)	-	(656)
Receipts in respect of allotment of company shares to employees	-	(24)	-	-	36	12	-	12
Allotment of shares and options to senior employees: Recognition of compensation related to employee stock and options grants	-	421	-	-	-	421	-	421
Dividend paid to Non-controlling interests	-	-	-	-	-	-	(112)	(112)
Proceeds from issuance of shares to senior employees	8	606	-	-	-	614	-	614
Dividend	-	-	-	-	-	-	-	-

	8	1,003	-	-	(620)	391	(112)	279

BALANCE AT 30 SEPTEMBER 2018 (unaudited)	17,102	117,135	(98,303)	868,759	(4,313)	900,380	3,742	904,122

The accompanying notes are an integral part of these condensed financial statements.

(Continued) - 3

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER, 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation Differences	Retained earnings	Cost of company shares held by the company	Total attributed to Owners parent company	Non- controlling interests	Total
	U . S . d o l l a r s i n t h o u s a n d s
BALANCE AT 1 JANUARY 2017 (audited)	16,997	114,396	(109,043)	637,868	(3,765)	656,453	8,151	664,604

CHANGES DURING THE 9 MONTH PERIOD ENDED 30 SEPTEMBER 2017 (unaudited):
Comprehensive income:
Income for the period	-	-	-	110,236	-	110,236	1,523	111,759
Other comprehensive income for the period	-	5,932	54,434	-	-	60,366	469	60,835

Total comprehensive income for the period	-	5,932	54,434	110,236	-	170,602	1,992	172,594
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	-	-	-	-	(1,528)	(1,528)	-	(1,528)
Receipts in respect of allotment of company shares to employees	-	(1,450)	-	-	2,175	725	-	725
Changes of ownership rights in subsidiary	-	378	-	-	-	378	(2,773)	(2,395)
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	-	1,375	-	-	-	1,375	-	1,375
Proceeds from issuance of shares to senior employees	73	3,374	-	-	-	3,447	-	3,447
Dividend to non-controlling interest	-	-	-	-	-	-	(51)	(51)
Dividend, including erosion	-	-	-	(7,234)	-	(7,234)	-	(7,234)

	-	3,677	-	(7,234)	647	(2,837)	(2,824)	(5,661)

BALANCE AT 30 SEPTEMBER 2017 (unaudited)	17,070	124,005	(54,609)	740,870	(3,118)	824,218	7,319	831,537

The accompanying notes are an integral part of these condensed financial statements.

(Continued) - 4

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation differences	Retained earnings	Cost of company shares held by the company	Total attributed to owners parent company	Non- controlling interests	Total
	U . S . d o l l a r s i n t h o u s a n d s
BALANCE AT 1 JULY 2017 (unaudited)	17,064	118,200	(71,018)	700,477	(2,702)	762,021	6,835	768,856

CHANGES DURING THE 3 MONTH PERIOD ENDED 30 SEPTEMBER 2017 (unaudited):
Comprehensive income:
Income for the period	-	-	-	40,393	-	40,393	440	40,833
Other comprehensive income for the period	-	5,450	16,409	-	-	21,859	95	21,954

Total comprehensive income for the period	-	5,450	16,409	40,393	-	62,252	535	62,787
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	-	-	-	-	(821)	(821)	-	(821)
Receipts in respect of allotment of company shares to employees	-	(270)	-	-	405	135	-	135
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	-	447	-	-	-	447	-	447
Proceeds from issuance of shares to senior employees	6	178	-	-	-	184	-	184
Dividend to non-controlling interest	-	-	-	-	-	-	(51)	(51)

	-	355	-	-	(416)	(55)	(51)	(106)

BALANCE AT 30 SEPTEMBER 2017 (unaudited)	17,070	124,005	(54,609)	740,870	(3,118)	824,218	7,319	831,537

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary shares	Other capital surplus	Translation differences	Retained earnings	Cost of Company shares held by the company	Total attributed to owners of parent Company	Non-controlling Interest	Total
	U . S . d o l l a r s i n t h o u s a n d s
BALANCE AT 1 JANUARY 2017	16,997	114,396	(109,043)	637,868	(3,765)	656,453	8,151	664,604
CHANGES DURING THE YEAR ENDED 31 DECEMBER 2017:
Comprehensive income:
Income for the year	-	-	-	149,679	-	149,679	1,884	151,563
Other comprehensive income	-	(41)	63,856	2,716	-	66,531	572	67,103

Total comprehensive income for the year	-	(41)	63,856	152,395	-	216,210	2,456	218,666
Plan for allotment of Company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	-	-	-	-	(1,528)	(1,528)	-	(1,528)
Receipts in respect of allotment of Company shares to employees	-	(1,256)	-	-	1,884	628	-	628
Allotment of shares and options to senior employees-
Recognition of compensation related to employee stock and option grants	-	1,838	-	-	-	1,838	-	1,838
Proceeds from issuance of shares to senior employees	89	4,296	-	-	-	4,385	-	4,385
Changes of ownership rights in subsidiary	-	1,055	-	-	-	1,055	(3,450)	(2,395)
Dividend paid to the non-controlling interests in subsidiary	-	-	-	-	-	-	(51)	(51)
Dividend paid	-	-	-	(7,234)	-	(7,234)	-	(7,234)

Non-controlling interest from business combination	89	5,933	-	(7,234)	356	(856)	(3,501)	(4,357)

BALANCE AT 31 DECEMBER 2017	17,086	120,288	(45,187)	783,029	(3,409)	871,807	7,106	878,913

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE AND THREE-MONTH PERIODS ENDED 30 SEPTEMBER 2018

	9 months ended 30 September		3 months ended 30 September		Year ended 31 December
	2018	2017	2018	2017	2017
	U.S. dollars in thousands
	(Unaudited)		(Unaudited)		(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash generated from operations (See appendix)	167,163	161,391	71,010	72,406	223,210
Income tax paid – net	(26,105)	(22,523)	(7,384)	(8,927)	(35,681)

Net cash provided by operating activities	141,058	138,868	63,626	63,479	187,529

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(31,145)	(23,960)	(12,479)	(9,800)	(34,394)
Purchase of intangibles	(1,280)	(1,742)	(399)	(589)	(2,890)
Interest received	750	682	365	234	1,294
Acquisition of subsidiaries - net of cash acquired	(215,981)	(99,713)	(1,752)	(31,459)	(109,265)
Prepayments due to acquisition of subsidiaries	(2,431)	-	-	-	-
Purchase of available for sale securities	-	(40,169)	-	(34,563)	(40,169)
Proceeds from sale of property	15,763	229	1,595	19	454

Net cash used in investing activities	(234,324)	(164,673)	(12,670)	(76,158)	(184,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid to the non-controlling interests in subsidiary	(914)	(51)	(112)	(51)	(51)
Receipts from senior employees in respect of allotment of shares	1,487	3,447	656	184	4,385
Interest paid	(13,764)	(6,209)	(5,359)	(2,244)	(8,929)
Receipt of long-term bank and financial institutions loans	257,016	125,092	-	65,686	133,373
Repayment of Put option to shareholders in subsidiary	(2,915)	(42,227)	-	(2,001)	(42,227)
Acquisition of non-controlling interests in subsidiary	-	(2,395)	-	-	(2,395)
Repayment of long-term bank and financial institutions loans	(463,978)	(117,102)	(309,882)	(27,260)	(172,909)
Receipt of short-term bank loans and credit-net	360,796	94,173	287,517	11,761	88,455
Operating Lease payments	(6,451)	-	(2,007)	-	-
Acquisition of the Company shares by the Company – net of receipts in respect of the shares	(1,238)	(803)	(656)	(686)	(900)
Dividend paid	(8,222)	(7,234)	-	-	(7,234)

Net cash provided (used) by financing activities	121,817	46,691	(29,843)	45,389	(8,432)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS	28,551	20,886	21,113	32,710	(5,873)
Balance of cash and cash equivalents and bank credit at beginning of period	118,214	113,528	119,807	108,317	113,528
Profits (losses) from exchange differences on cash equivalents and bank credit	(6,005)	10,018	(160)	3,405	10,559

BALANCE OF CASH, CASH EQUIVALENTS AND BANK CREDIT AT END OF PERIOD	140,760	144,432	140,760	144,432	118,214

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE AND THREE-MONTH PERIODS ENDED 30 SEPTEMBER 2018

Appendix for Condensed Consolidated Statement of Cash Flows – net cash generated from operations:

	9 months ended 30 September		3 months ended 30 September		Year ended 31 December
	2018	2017	2018	2017	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
Cash generated from operations:
Income before tax	126,939	142,483	4,750	52,144	186,360

Adjustments required to reflect the cash flows from operating activities:
Depreciation and amortization	53,014	34,077	18,101	12,908	46,797
Recognition of compensation related to employee stock and option grants	1,278	1,375	421	447	1,838
Liability for employee rights upon retirement – net	3,153	696	(18)	257	(641)
Loss (gain) from sale and write-off of fixed assets and other assets	(875)	519	671	272	1,934
Dividend received from companies accounted for at equity	1,387	2,250	1,387	-	2,250
Group’s share of losses (earnings) of companies accounted for at equity, net	(1,981)	(886)	(655)	(442)	(1,402)
Erosion of long term loans	(1,993)	7,307	(345)	2,441	(1,247)
Interest paid - net	13,026	5,527	5,006	2,010	7,635

	67,009	50,865	24,568	17,893	57,164

Change in operating assets and liability items:
Decrease (increase) in accounts receivable:
Trade	(28,862)	(21,386)	10,168	7,947	(16,804)
Other	(3,084)	4,612	(2,877)	1,521	9,263
increase in other long-term receivables	(1,172)	(829)	(1,125)	(732)	(1,223)
Increase (decrease) in accounts payable:
Trade	(11,665)	(5,481)	(9,405)	(10,779)	2,036
Other	23,087	(6,457)	38,594	(5,012)	3,385
Increase (decrease) in other long-term
Payables	(1,313)	1,477	726	1,463	1,815
Increase in inventory	(3,776)	(3,893)	5,611	7,961	(18,786)

	(26,785)	(31,957)	41,692	2,369	(20,314)

Net cash flows from operating activities	167,163	161,391	71,010	72,406	223,210

The accompanying notes are an integral part of these financial statements.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 1 - GENERAL:

Frutarom Industries Ltd. is a global company, founded in 1933. The Company operates through the consolidated company (hereafter - Frutarom Ltd.) and the companies under its control (hereafter – the Group). The Group has two main operations: the Flavours activity and the Fine Ingredients activity, which are considered as core business by management.

In addition, the Company imports and markets raw materials produced by others as part of its services and strive to provide complete solutions for customers. This activity is presented as part of trade and marketing operations.

The Group develops, manufactures, markets and sells flavours and fine ingredients used by producers of food and beverage, pharma-nutraceutical, flavours and fragrances, and personal care and cosmetics products as well as other products. Please see Note 7b to the subsequent events.

NOTE 2 - BASIS OF PREPARATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

a.

The interim condensed consolidated financial information of the group as of 30 September 2018 and for the 9 and 3 month periods ended on that date (hereinafter - the interim financial information) was prepared in accordance with International Accounting Standard No. 34 - “Interim Financial Reporting” (hereafter – “IAS 34”). The interim financial information should be read in conjunction with the annual financial statements as of 31 December, 2017 and for the year ended on that date and with the notes thereto, which were all prepared in accordance with International Financial Reporting Standards (hereafter – “IFRS”).

The interim financial information is reviewed and is not audited.

b.	Estimates

The preparation of interim financial statements requires management to exercise its judgment; it also requires the use of accounting estimates and assumptions that affect the application of the group’s accounting policy and the amounts of reported assets, liabilities, income and expenses. Actual results may differ from those estimates.

In preparation of these condensed consolidated interim financial statements, the significant judgments that were exercised by the management in applying the group’s accounting policy and the key sources of estimation uncertainty were similar to those applied in the consolidated annual financial statements for the year ended December 31, 2017.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 3 - PRINCIPAL ACCOUNTING POLICIES:

a.

The significant accounting policies and computation methods used in preparing the interim financial information are consistent with those used in preparing the 2017 annual financial statements, except for the following:

Income tax in interim periods is recognized based on management’s best estimate of the weighted average annual income tax rate expected.

b.	In conjunction with Note 2 to the audited financial statements for the year ended December 31, 2017, the Company has elected to early adopt IFRS 16, commencing January 1, 2018.

1.

The main impact of adopting the standard early is the elimination of existing requirement on lessees to classify leases as operating lease (off-balance sheet) or finance lease, and they are now required to use a single accounting model for all leases, similarly to how finance leases are currently accounted for. Accordingly, before first-time adoption, under IAS 17 (the previous standard for leases), the Group classified leases where it served as lessee as operating, because it did not have substantially all risks and rewards incidental to ownership of the asset.

In agreements where the Group is the lessor, it applies IFRS 16 using a single accounting model under which it recognizes a right-of-use asset and a lease liability upon inception of the lease contract. It does so for all leases in which the Group has right to control the use of identified assets for a period of time in exchange for consideration. Accordingly, the Group recognizes depreciation and depreciation charges on the right-of-use asset and tests the need for recognizing impairment of the right-of-use asset in compliance with IAS 36 “Impairment of Assets”, and also recognizes finance expenses in relation to a lease liability. Therefore, beginning on first-time adoption, rent expenses relating to properties rented under operating leases, which were presented within administrative and general expenses in the income statement, are now presented as assets that are depreciated through depreciation and depreciation assets.

The Group adopted the standard using the cumulative effect method, without restatement of comparative information.

Regarding all leases, the Group applied the transitional provisions such that it initially recognized a liability at the commencement day at an amount equal to the present value of the lease payments during the lease, discounted using the effective interest rate as of that date, and concurrently recognized a right-of-use asset at an amount identical to the liability. As a result, the standard had no impact on equity and retained earnings of the Group as of initial application.

As part of initial application, the Group elected to adopt the following practical expedients, as permitted by the standard:

a.	Use a single discount rate for a portfolio of leases with similar characteristics;

b.	Not to separate lease and non-lease components of a contract and account for all components as a single lease;
c.	Exclude initial direct costs from the measurement of the right-of-use asset as of initial application;

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

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d.	Use hindsight, such as determining the lease term if the contract contains options to extend or terminate the leaser;

2.	The new significant accounting policy for agreements in which the Group is the lessee as applied beginning on January 1, 2018 following initial application of the standard:

(1) Leased assets and lease liabilities

Contracts conveying the Group a right to control an identified asset for a period of time in exchange for consideration, are accounted for as leases. Upon initial recognition, the Group recognizes a liability for the present value of the minimum future lease payments (those payments do not include variable lease payments that are not index-dependent or change in any interest rate or change in exchange rate) and concurrently, the Group recognizes a right-of-use asset at the amount of the liability, adjusted by the amount of any previously recognized prepaid or accrued lease payments plus direct costs incurred in the lease. Since the interest rate implicit in a lease is not readily determined, the effective interest rate of the Group is used (the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment). Subsequent initial recognition, an asset is accounted for using the cost model, and is depreciated over the earlier of the term of the lease or the useful life of the assets.

(2) Lease term

The term of a lease is determined as the non-cancellable period for which a lessee has the right to use an underlying asset, together with both periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

(3) Depreciation of a right-of-use asset

Subsequent to the inception of the lease, a right-of-use asset is measured using the cost method, less accumulated depreciation and accumulated impairment losses, and is adjusted for remeasurements of the lease liability. Depreciation is measured using the straight-line method over the useful life or contractual lease term, whichever ends earlier.

3.	On the date of initial application of IFRS 16, the Group recognized right-of-use assets and lease liabilities at $ 37,407 thousands.

4.

The following tables present a summary of the impact on the consolidated condensed interim statement of financial position as of September 30, 2018 and the consolidated condensed interim income statement and consolidated condensed interim statement of cash flows for the nine-month period then ended, assuming that the previous accounting policy of the Group for leases would have continued in that period.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

a.	The impact on the consolidated condensed interim statement of financial position as of September 30, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Non-current assets:
Property, plant and equipment (net)	339,526	30,957	370,483

Current liabilities:
Liabilities for lease payment	-	(7,142)	(7,142)

Non-current liabilities:
Liabilities for lease payment	-	(23,698)	(23,698)

b.	The impact on the consolidated condensed interim income statement for the nine-month period ended September 30, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Operating expenses	270,725	(6,451)	264,274
Depreciation and amortization charges	46,563	6,451	53,014
Operating income	149,571	-	149,571

c.	The impact on the consolidated condensed interim statement of cash flows for the nine-month period ended September 30, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Net cash provided by operating activity	134,607	6,451	141,058
Net cash provided by financing activity	128,268	(6,451)	121,817

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 4 – BUSINESS COMBINATIONS:

a.	Acquisition of Enzymotec

On January 11, 2018, Frutarom completed the acquisition of 100% of the share capital of Enzymotec Ltd., an Israeli public company whose shares were traded on NASDAQ (under the symbol ENZY) (“Enzymotec”) that upon the completion of the merger ceased from being a public company and became, an indirectly fully-owned subsidiary of Frutarom. The overall consideration that was paid by Frutarom for 100% of Enzymotec’s shares, stands at approx. $ 287 million (including cost of vested options [RSU’s]). On May 14, 2018, Frutarom received approval from the tax authorities in Israel to merge Enzymotec into Frutarom, and the company is taking action to merge the companies; the merger will be completed over the following months.

In order to finance the merger transaction with Enzymotec, the company entered into loan agreements with banking corporations for the extending of loans totaling USD 235 million. According to the agreements, the loans bear interest of Libor plus 1.52% per year and shall be repaid in up to 5 years by quarterly amounts. Half of the loan will be repaid after 12 months from receiving the loan by 16 quarterly installments and the rest will be repaid in the end of the period.

Enzymotec, which was founded in 1998, develops, produces and markets nutritional ingredients and medical foods based on cutting-edge, proprietary technologies Enzymotec has developed a unique technology for processing lipids (organic compounds which includes fat) that are an important nutritional element, supporting various biological functions. Enzymotec’s proprietary technology enables extraction of lipids from natural sources, separation and analysis of lipid molecules, and use enzymes to synthesize lipid molecules familiar to the human body. Enzymotec utilizes an innovative toolset that allows it to efficiently transform lipids from natural raw materials into those that have unique structural and functional characteristics, essential to the human body. Enzymotec, with approx. 127 employees, mainly in Israel and the United States, including 20 in R&D, has an advanced GMP certified factory in Migdal HaEmek, Israel which includes an R&D center, laboratories, a production plant and offices.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 4 – BUSINESS COMBINATIONS (continued)

a.	Acquisition of Enzymotec (continued)

Set forth below are the assets and liabilities of Enzymotec at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	76,291
Trade	12,426
Inventory	25,247
Others	1,843
Non-current assets:
Property, plant and equipment	23,019
Intangible assets	176,417
Other long-term assets	95
Investments	2,664
Current liabilities:
Trade payables	(8,753)
Other payables	(19,370)
Non-current liabilities:
Deferred taxes	(2,562)

287,317

From the date it was consolidated with the financial statements of the Company through September 30, 2018, the acquired operations have yielded revenues of $ 57,379 thousands and net profit of $ 8,439 thousands (net of acquisition costs).

b.	Acquisition of IBR

On February 1, 2018, Frutarom purchased 100% of the share capital of the Israeli company I.B.R - Israeli Biotechnology Research Ltd. (“IBR”) in exchange for approx. $ 21 million. The transaction was completed upon signing and financed through bank debt.

Established in 1995, IBR researches, develops, manufactures and markets innovative and proprietary natural active ingredients for the cosmetics and dietary supplements industries, mainly for cellular anti-aging, skin protection from UV rays and air pollution, skin whitening and pigmentation prevention. IBR has R&D labs and a production facility in the town of Yavne, Israel and it employs approx. 30 employees. IBR’s activity has been added to Frutarom’s existing activities in the fields of algae-growth and active ingredients extraction, for skin care and protection.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 4 – BUSINESS COMBINATIONS (continued):

b.	Acquisition of IBR (continued)

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

Set forth below are the assets and liabilities of IBR at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	471
Trade	715
Inventory	2,316
Others	582
Non-current assets:
Property, plant and equipment	799
Intangible assets	17,631
Other long-term assets	24
Current liabilities:
Trade payables	(97)
Other payables	(1,019)
Non-current liabilities:
Deferred taxes	(422)

21,000

From the date it was consolidated with the financial statements of the Company through September 30, 2018, the acquired operations have yielded revenues of $ 5,476 thousands and net profit of $ 2,152 thousands (net of acquisition costs).

c.	Acquisition of Bremil

On December 20, 2017 Frutarom signed an agreement for the purchase of 51% of the shares of the Brazilian company Bremil Indústria De Produtos Alimenticios Ltda. (“Bremil”). The purchase agreement includes a mutual option for the purchase of the balance of shares of Bremil to take effect starting five years from the date of the transaction’s completion at a price based on Bremil’s business performance during that period. On May 30, 2018, Frutarom completed the acquisition of 51% of Bremil’s shares in exchange for approx. US$ 21 million (BRL 78 million) and a future consideration based on Bremil’s future business performance in 2017 and 2018, which as of the date of the transaction amounted approx. US$ 9 million. The transaction was financed through bank debt.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 4 – BUSINESS COMBINATIONS (continued):

c.	Acquisition of Bremil (continued)

Bremil was established in 1987 in Brazil and operates in Brazil’s savory solutions market, with an emphasis on convenience foods, prepared foods and processed meats. Bremil, which employs about 250 workers, serves about 450 customers in Brazil and countries of the region, with substantial presence among top processed meat producers, and has two production sites, in southern and central Brazil, with significant excess production capacity which Frutarom intends to utilize towards raising output and growth in Brazil and neighboring countries.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

Set forth below are the assets and liabilities of Bremil at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	36
Trade	6,837
Inventory	4,562
Others	1,200
Non-current assets:
Property, plant and equipment	11,151
Intangible assets	74,326
Other long-term assets	121
Current liabilities:
Trade payables	(1,191)
Other payables	(9,340)
Non-current liabilities:
Other non-current payables	(55,913)
Deferred taxes	(11,036)

20,753

From the date it was consolidated with the financial statements of the Company through September 30, 2018, the acquired operations have yielded revenues of $ 13,075 thousands and net profit of $ 703 thousands (net of acquisition costs).

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 4 – BUSINESS COMBINATIONS (continued):

d.	Acquisition of Mighty

On October 18, 2017 Frutarom signed an agreement for the purchase of 60% of the shares of the Thai company The Mighty CO. LTD. (including the activity of Maharaj Food Co. Ltd. and Mighty International Co. Ltd., and hereinafter collectively: “Mighty”) for approx. $ 12 million (approx. THB 393 million) (not including debt). All, according to value of approx. $ 20 million (net of debt) (approx. THB 655 million).

In the framework of the transaction Frutarom initially acquired 49% of Mighty and, subject to a number of conditions precedent and regulatory approvals in Thailand, will raise its holdings to 60%.

The transaction includes a mechanism for future consideration subject to Mighty’s future performance and a mutual option for the purchase of the balance of holdings in Mighty in two stages in periods beginning three years and five years from the date the transaction is completed, at a price based on Mighty’s future business performance.

In February 2018, the conditions of the first part were met, hence the Company holds, as of the date of this report 49% of the share capital of Mighty. The company expects to increase its holdings no later than Q1 2019. The transaction will be financed by the Company own means.

e.

On a proforma basis – assuming that the companies acquired in 2017 has been consolidated as from 1.1.2017 and the companies acquired in 2018 had been consolidated in the corresponding period in 20 17 – the 9 months 2017 sale would have amounted to approx. $ 1,097.1 million. This figure is based on unaudited data provided by the owners of the acquired activities in accordance with the pre-acquisition accounting policies of the acquired activities.

NOTE 5 – DIVIDEND:

On March 19, 2018 the Company’s Board of Directors announced the distribution of dividend in the amount of NIS 0.50 per share, the dividend was paid to the shareholders on 7 of May, 2018 in the total amount of approx. $ 8,222 thousands.

NOTE 6 – SEGMENT REPORTING

For management purposes, the Group is organized on a worldwide basis into two major operating activities: Flavour and Fine Ingredients. Another operating activity is Trade and Marketing.

Results of operation of the segments are being measured based on operating profit.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

Segment data provided to the President and the CEO in respect of the reported segments is as follows:

	Flavors operations	Fine ingredients operations	Trade and marketing operations	Eliminations	Total consolidated
	U.S. dollars in thousands
9 months ended 30 September 2018:
(unaudited):
Revenues	851,161	248,871	58,582	(10,600)	1,148,014

Segment results	118,934	30,237	400	-	149,571

9 months ended 30 September 2017:
(unaudited):
Revenues	746,502	200,220	66,510	(8,327)	1,004,905

Segment results	131,705	25,268	1,376	(47)	158,302

3 months ended 30 September 2018
(unaudited):
Revenues	273,637	73,385	18,528	(3,646)	361,904

Segment results	17,524	(2,992)	92	-	14,624

3 months ended 30 September 2017
(unaudited):
Revenues	272,890	67,063	22,206	(3,374)	358,785

Segment results	50,049	7,231	496	(17)	57,759

Year ended 31 December 2017
(audited):
Revenues	1,025,359	260,122	90,962	(14,047)	1,362,396

Segment results	177,680	31,638	1,664	(16)	210,966

The reconciliation of the reported profits and total profits before taxes for the reported periods is described below:

	9 months ended 30 September		3 months ended 30 September		Year ended 31 December
	2018	2017	2018	2017	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
Reported segment income	149,571	158,302	14,624	57,759	210,966
Financing expenses (income)	22,632	15,819	9,874	5,615	24,606

Profit before taxes on income	126,939	142,483	4,750	52,144	186,360

•	The Company has recognized non-recurring other expenses amounted approx. $ 37.3 million due to the acquisition.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 7 – SUBSEQUENT EVENTS:

a.	Dividend

On October 2, 2018 the Company’s Board of Directors announced the distribution of dividend in the amount of USD 0.35358 per share, the dividend was paid to the shareholders on 9 of October, 2018 in the total amount of approx. $ 21,113 thousands.

b.	Shareholders’ approval of the merger agreement with IFF:

Following the signing of the agreement, on May 7, 2018, with IFF (the “Merger Agreement”), an international public company whose securities are listed for trading on the New York Stock Exchange (the “Purchaser”) and Icon Newco Ltd., a private company incorporated under the laws of the State of Israel that is wholly-owned by the Purchaser (“Merger Sub”), the general meeting of the shareholders approved the merger with IFF on August 6, 2018, according to the merger agreement and all transactions and actions related to the merger agreement. On October 4, 2018, upon satisfaction of the suspending conditions set forth in the Merger Agreement, the merger agreement was completed (“Completion Date”), the Merger Sub merged with and into Frutarom, was dissolved without liquidation and Frutarom became a private company wholly owned by IFF and ceased from being a “reporting company” as this term is defined in Section 36 of the Securities Law, 5728-1968

Under the Merger Agreement, a reverse triangular merger (the “Merger”) shall take place, pursuant to which, upon closing, the Merger Sub shall be merged with and into Frutarom (as a result of the merger, Frutarom will turn into a subsidiary (100%) of the purchaser), such that for each Ordinary Share, par value NIS 1.00, of the Company immediately prior to the consummation of the Merger, the Purchaser shall (a) pay a cash amount of US$ 71.19; and (b) issue 0.249 shares of the Purchaser’s common stock.

The Merger Consideration reflects a Company valuation of approximately US$ 6.37 billion, on a fully-diluted basis, and an enterprise value (taking into account estimated amount of the Company’s net debt) of approximately US$ 7.1 billion.

On August 6, 2018, a special general meeting of the shareholders was held, to discuss, among other things, the approval of a one-time bonus to the president and chief executive officer of the Company, Mr. Ori Yehudai, in an amount of US$ 20 million, as an exception to the compensation policy of the company, to be paid immediately prior to the completion of the IFF merger. The required majority prescribed for such a resolution, according to section 267a (b) of the Companies Law 5759-1999, was not obtained in the meeting.

On October 2, 2018, After revisiting the One-Time Bonus to the president and CEO of the Company, Mr. Yehudai, for a total of US$ 20 million, and after, inter alia, considering and assessing the results of the Meeting held on August 6, 2018, including the reasons and considerations for their objection, by virtue of their authority under the provisions of the last part of Section 272(C1)(1)(c) of the Companies Law, the compensation committee and the board of directors of the Company resolved to approve the One-Time Bonus to the president and CEO of the Company. On October 4, 2018, two requests for document disclosure - based on section 198a to the Companies Law, in connection with the Company’s resolutions to grant the above mentioned one-time bonus - were submitted to the court. Based on the information available at this time, and in accordance with the position of the Company’s legal consultants, the Company management does not believe that the discovery request will put the company at risk of material financial exposure.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION

30 SEPTEMBER 2018

(UNAUDITED)

NOTE 7 – SUBSEQUENT EVENTS (continued):

In connection with the acquisition, non-recurring other expenses amounted US$ 37.3 million were recorded, due to fees to consultants, attorneys, bankers and employee bonuses. (A part from the one-time bonus to the president and CEO of the Company, Mr. Yehudai, for a total of US$ 20 million, which as aforementioned, was approved after the reporting period).

c.

As of the reporting date, the Company has repaid all its debts to banks and financial institutions, as these debts appear in the Company’s liabilities on the balance sheet date, this was achieved through a loan from IFF.